NEWMIL BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of NewMil Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of NEWMIL BANCORP, INC. will be held at the Candlewood Valley Country Club, New Milford, Connecticut on Friday, October 16, 1998 at 9:30 a.m., for the purpose of considering and voting on the following matters:

1. To elect three Directors to serve until the Annual Meeting of Shareholders in 2001 who with the six Directors whose terms of office do not expire at this meeting, will constitute the full Board.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 30, 1999.

3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on August 27, 1998, are entitled to notice of and to vote at this meeting or any adjournment thereof.

By order of the Board of Directors,




Betty F. Pacocha
Secretary

New Milford, Connecticut
September 14, 1998


YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.


NEWMIL BANCORP, INC.
19 Main Street
New Milford, Connecticut  06776


ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 16, 1998


PROXY STATEMENT


INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewMil Bancorp, Inc. (the "Corporation"), a Delaware corporation, for the Annual Meeting of Shareholders of the Corporation to be held at the Candlewood Valley Country Club, New Milford, Connecticut on Friday, October 16, 1998 at 9:30 a.m. (the "Meeting"), and any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about September 14, 1998.

The Corporation will bear the costs of soliciting proxies from its shareholders. In addition to this solicitation by mail, proxies may be solicited by Directors, officers and employees of the Corporation and the Bank by personal interview, telephone or telegram. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Corporation's Common Stock (as hereinafter defined) held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

Only holders of Common Stock of record at the close of business on August 27, 1998 (the "Record Date") are entitled to vote at the Meeting. On that date, there were 3,830,114 shares of the Corporation's $.50 par value common stock outstanding (the "Common Stock"). All shares of Common Stock outstanding carry voting rights and all shareholders are entitled to one vote per share of Common Stock held by such shareholder on each matter submitted to vote. Pursuant to the Corporation's Bylaws, a majority of the outstanding shares entitled to vote, present either in person or by proxy, will constitute a quorum for transacting business at the Meeting.

Shares represented by properly executed proxies in the enclosed form will be voted in accordance with any specifications made therein. Proxies that contain no directions to the contrary will be voted FOR the election of all nominees for Director and FOR the ratification of the appointment of PricewaterhouseCoopers as the Corporation's independent auditors for the fiscal year ending June 30, 1999. If any other business is properly presented at this Meeting, the Proxy shall be voted in accordance with the recommendations of management.

A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Corporation an instrument revoking it, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the Meeting will be by ballot.


PRINCIPAL SHAREHOLDERS

The following table shows those persons known to the Corporation (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) to be the beneficial owners of more than five percent of the Common Stock as of the Record Date. In preparing the following table, the Corporation has relied on information supplied in public filings filed by such persons with the Securities and Exchange Commission and other information available to it. According to this information, each person listed below is believed to have sole voting and investment powers with respect to shares beneficially owned except as noted.

                                         Shares
Name and Address                     Beneficially         Percent
of Beneficial Owner                      Owned            of Class

Dimensional Fund Advisor Inc.          296,900 (1)          7.75%
1299 Ocean Avenue, 11th Floor,
Santa Monica, CA 90401

J. J. Cramer & Co.                     280,000 (2)          7.31%
100 Wall Street, 8th Floor
New York, NY 10005

First Manhattan Asset Company          268,550 (3)          7.01%
437 Madison Ave
New York, NY  10022

The Estate of James R. Williams        245,978 (4)          6.42%
RFD #2, Box 281
Millerton, NY  12522


(1) Dimensional Fund Advisors, Inc.'s beneficially owned shares are based on a Securities and Exchange Commission 13F filing. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 296,900 shares of NewMil Bancorp, Inc. common stock as of June 30, 1998, all of which hares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for each of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(2) J. J. Cramer & Co's beneficially owned shares are based on a Securities and Exchange Commission Form 13D filing.

(3) First Manhattan Asset Company's beneficially owned shares are based on a Securities and Exchange Commission 13F filing. First
Manhattan Asset Company ("First Manhattan") is a registered investment advisor. All shares are reported to be held in investment portfolios of First Manhattan clients.

(4) Shares owned beneficially by the estate of Mr. Williams are based on information available to the Corporation.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

  In accordance with the Corporation's Bylaws and the applicable laws of Delaware, responsibility for the management of the Corporation is vested in the Board of Directors. During the year ended June 30, 1998, the Board of Directors of the Corporation held sixteen (16) regular and special meetings. The Board of Directors of the Corporation is comprised of the same individuals who serve on the Board of Directors of the Corporation's wholly-owned subsidiary, New Milford Savings Bank (the "Bank"). Each Director attended at least 75 percent of the meetings of the Board of Directors of the Corporation and any committee(s) of which he or she was a member.

  During fiscal 1998 many matters ordinarily dealt with by subcommittees of each Board of Directors were dealt with by the appropriate Board of Directors as a committee of the whole. The committees of the Corporation's Board of Directors are the Audit Committee, the Investment Committee, the Nominating Committee, and the Salary and Benefits Committee. The committees of the Bank's Board of Directors are the Audit Committee, the Community Reinvestment Act Committee, the Investment Committee, the Loan Committee, the Nominating Committee, the Salary and Benefits Committee, and the Trust Committee.

  The Corporation's Audit Committee met three (3) times during fiscal 1998. The Corporation's Audit Committee is responsible, amongst other things, for oversight of: internal accounting controls; the internal audit function; the selection of independent accountants; the results of the annual audit examination; and, relationships with state and federal regulatory agencies. The members of the Corporation's Audit Committee are Willis H. Barton, Jr., Joseph Carlson II, Herbert E. Bullock,
Laurie G. Gonthier and Mary C. Williams.

  The Corporation's Nominating Committee met two (2) times during fiscal 1998. The Corporation's Nominating Committee recommends to the Corporation's Board of Directors candidates for director either to be elected at annual meetings of shareholders or to be appointed by the Board of Directors from time to time for the purpose of filling any vacancy on the Board of Directors. Vacancies in directorships may be filled, until the expiration of the term of the vacated directorship, by a vote of a majority of the directors then in office. The members of the Corporation's Nominating Committee are Herbert E. Bullock, Joseph Carlson II and Laurie G. Gonthier.

  The Corporation's Salary and Benefits Committee met two (2) times during fiscal 1998. The Corporation's and the Bank's Salary and Benefits Committees make recommendations to their respective Boards of Directors on compensation for officers and employees, and on benefit plans for employees of the Corporation and the Bank. The Bank's Salary and Benefits Committee administers the 1986 Stock Option Plan for officers and key employees of the Bank, which includes recommendations for the granting of stock options. The members of the Salary and Benefits Committee are Willis H. Barton, Jr., Laurie G. Gonthier, John V. Haxo, Suzanne L. Powers and Mary C. Williams.

  The Corporation's Investment Committee met fifteen (15) times during fiscal year 1998. The Corporation's and the Bank's Investment Committees approve investment policies and monitor the performance of the Corporation's and the Bank's investment portfolios. The members of the Corporation's and the Bank's Investment Committees are Willis H. Barton, Jr., Joseph Carlson II, Laurie G. Gonthier, John V. Haxo and Francis J. Wiatr.

  Matters ordinarily dealt with by the Bank's Loan Committee were dealt with during fiscal year 1998 by the Bank's Board of Directors as a committee of the whole. The Bank's Loan Committee approves the loan policies of the Bank, approves certain loans and reviews all reports on the loan portfolio.

  Matters ordinarily dealt with by the Bank's Trust Committee were dealt with during fiscal year 1998 by the Bank's Board of Directors as a committee of the whole. The Trust Committee approves the trust policies of the Bank and reviews all trust accounts. The Bank's Trust Committee no longer administers trust accounts for unrelated third parties. The Bank remains as Trustee for only one account, New Milford Savings Bank Pension Plan, and serves as custodian for the New Milford Savings Bank Foundation. The Bank's Trust Committee, therefore, continues to administer these accounts. The members of the Bank's Trust Committee are Herbert E. Bullock, John V. Haxo, and Suzanne L. Powers.

  The Bank's Community Reinvestment Act Committee ("CRA") met three (3) times during fiscal year 1998. The committee was formed as a means of assuring compliance with the requirements of the Community Reinvestment Act. The members of the Bank's CRA Committee are Herbert E. Bullock, Willis H. Barton, Jr., John V. Haxo, Betty F. Pacocha and Francis J. Wiatr.


DIRECTORS COMPENSATION

  Officers of the Corporation who are also directors receive no compensation as directors. Each non-employee director received an annual stipend of $7,500 for the fiscal year ended June 30, 1998. Directors also receive $250 for each Board meeting attended and $150 for each additional committee meeting attended.

  On October 23, 1992, at the 1992 Annual Meeting, the Shareholders approved the 1992 Stock Option Plan for Outside Directors (the "1992 Plan"). Each non-employee director was granted options to purchase 10,000 shares of Common Stock of the Corporation pursuant to such 1992 Plan, at an exercise price of $3.00, the fair market value of the Corporation's Common Stock on the date of grant. On October 20, 1995, at the 1995 Annual Meeting, the Shareholders approved certain amendments to the 1992 Plan. The 1992 Plan, as amended, provides that on June 30 of each year each non-employee director shall receive a grant of additional options of 2,000 shares. In addition, any newly elected non-employee directors shall receive an initial option grant of 3,000 shares. Directors who are also employees of the Corporation or the Bank are not eligible to participate in this 1992 Plan.


PROPOSAL 1

ELECTION OF DIRECTORS

  The Certificate of Incorporation and the Bylaws of the Corporation provide for the election of directors by the shareholders. For this purpose, the Board of Directors is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. The terms of office of the members of one class expire and a successor class is elected at each annual meeting of the shareholders. The Corporation's Bylaws contain a special provision applicable only to a director who is also an officer of the Corporation; in such case, the officer/director shall be deemed to have resigned as a director should he or she, for any reason, no longer be an officer of the Corporation.

  At the Meeting, the terms of three directors, Laurie G. Gonthier, Dr. John V. Haxo and Suzanne L. Powers expire. They have been nominated to be elected each for a three-year term, expiring at the annual meeting in 2001. In the event that any nominee for director is unable or declines to serve, which the Board of Directors has no reason to expect, the attorneys named in the proxy will vote for a substitute designated by the present Board of Directors.

  Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with certain notice procedures set forth in the Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the Corporation's principal executive offices not fewer than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if fewer than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Meeting was mailed or such public disclosure was made. A shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (iv) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; and (v) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the Corporation's books, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder.

  The following tables set forth information as of the Record Date based upon the Corporation's and the Bank's books and records and upon Questionnaires executed by the Corporation's and the Bank's directors and executive officers, regarding the nominees for election as directors at the Meeting and each director continuing in office. The tables include the total number and percentage of shares of Common Stock beneficially owned by each nominee and by all directors and executive officers as a group. Each person has sole voting and investment powers with respect to shares listed as being beneficially owned by them, except as indicated in the notes following the tables.


NOMINEES FOR ELECTION FOR A THREE YEAR TERM

                      Positions Held With the
                      Corporation and the Bank;              Has Served
                      Principal Occupation                      as a
                      During the Past Five Years              Director
Name                  and Directorships             Age         Since

Laurie G. Gonthier    Director; Vice President-      48         1990
                      Investments for Paine
                      Webber, Middlebury, CT


Dr. John V. Haxo      Director; Retired Surgeon      74         1987


Suzanne L. Powers     Director; Attorney;            60         1988
                      Judge of Probate



                                         Shares of
                       Term Will         Common Stock       Percent of
                       Expire At         Beneficially       Common Stock
                       the Annual        Owned as of        Beneficially
                       Meeting in        August 27, 1998    Owned


Laurie G. Gonthier        2001           25,500(1)           0.66%


Dr. John V. Haxo          2001           19,000(3)           0.49%

Suzanne L. Powers         2001           28,000(4)           0.73%


(1) Includes 5,000 shares held jointly by Mr. Gonthier with his spouse, 2,500 shares in Mr. Gonthier's Individual Retirement Account and options to purchase 18,000 shares of Common Stock exercisable within 60 days of the Record Date.

(2) Dr. Haxo has been a director of the Corporation since its formation in 1987. Dr. Haxo has been a director of the Bank since 1973.

(3) Includes 1,000 shares held directly by Dr. Haxo and options to purchase 18,000 shares of Common Stock exercisable within 60 days of the Record Date.

(4) Includes 1,000 shares held directly by Ms. Powers, 4,000 shares held jointly by Ms. Powers with her spouse, 5,000 shares held by Ms. Powers' spouse and options to purchase 18,000 shares of Common Stock exercisable within 60 days of the Record Date.




DIRECTORS CONTINUING IN OFFICE

                      Positions Held With the
                      Corporation and the Bank;                Has Served
                      Principal Occupation                        as a
                      During the Past Five Years                Director
Name                  and Directorships             Age           Since


Willis H. Barton, Jr. Director; Retired Partner      76           1987(1)
                      in W.G. Barton & Son;
                      Director of New Milford
                      Center Cemetery Association
                      and New Milford Hospital,
                      New Milford, CT

Herbert E. Bullock    Director; Employee, Echo       63           1987(3)
                      Bay Marina, New Milford, CT

Joseph Carlson II     Director; former Vice          59           1997(5)
                      Chairman and CFO of
                      Centerbank and Center
                      Financial

Betty F. Pacocha      Director; Secretary of         64           1997(7)
                      the Corporation and
                      Executive Vice President
                      and Secretary of the Bank

Francis J. Wiatr      Director; Chairman, President, 48           1994(9)
                      and CEO of the Corporation and
                      Bank; Former President and CEO,
                      Bank of Waterbury, Waterbury,
                      CT; Former Senior Executive Vice
                      President, Citytrust, Bridgeport, CT

Mary C. Williams      Director; Former Vice           59          1990
                      President of J & J Log and
                      Lumber Corp.


                                         Shares of
                       Term Will         Common Stock       Percent of
                       Expire At         Beneficially       Common Stock
                       the Annual        Owned as of        Beneficially
                       Meeting in        August 27, 1998    Owned

Willis H. Barton, Jr.     2000           26,250(2)          0.68%


Herbert E. Bullock        2000           18,499(4)          0.48%


Joseph Carlson II         2000           15,000(6)          0.39%


Betty F. Pacocha          1999           28,126(8)          0.73%


Francis J. Wiatr          2000          141,200(10)         3.56%


Mary C. Williams          1999           78,000(11)         2.03%



All Directors and                       455,061(12)        10.87%(13)
Executive Officers as
a Group (16 Persons)


(1) Mr. Barton has been a director of the Corporation since its inception in 1987. Mr. Barton has been a director of the Bank since 1970.

(2) Includes 5,000 shares held jointly with spouse, 1,250 shares held by spouse and daughter, 2,000 shares held directly and options to purchase 18,000 shares of Common Stock exercisable within 60 days of the Record Date.

(3) Mr. Bullock has been a director of the Corporation since its formation in 1987. Mr. Bullock has been a director of the Bank since 1972.

(4) Includes 400 shares held jointly with spouse and options to purchase 18,000 shares of Common Stock exercisable within 60 days of the Record Date.

(5) Mr. Carlson was elected a Director of the Corporation and the Bank by the Board of Directors on August 21, 1997 to fill the vacancy created by Mr. Nania upon his retirement from the Corporation and the Bank.

(6) Includes 10,000 shares held directly by Mr. Carlson and options to purchase 5,000 shares of Common Stock exercisable within 60 days of the Record Date.

(7) Ms. Pacocha was elected a Director of the Corporation and the Bank by the Board of Directors on August 21, 1997. Ms. Pacocha has been an employee of the Bank since 1961 and she has served as Secretary of the Corporation since 1992.

(8) Includes 3,626 shares held directly by Ms. Pacocha and options to purchase 24,500 shares of Common Stock exercisable within 60 days of the Record Date.

(9) Mr. Wiatr was appointed President of the Corporation and President and Chief Executive Officer ("CEO") of the Bank on March 21, 1994. He was appointed Chairman and CEO of the Corporation and Chairman of the Bank on August 5, 1997, to replace the retiring Anthony J. Nania as Chairman and CEO of the Corporation and Chairman of the Bank.

(10) Includes 6,200 shares held directly by Mr. Wiatr and options to purchase 135,000 shares of common stock exercisable within 60 days of the Record Date.

(11) Includes 60,000 shares held directly by Ms. Williams and options to purchase 18,000 shares of Common Stock exercisable within 60 days of the Record Date.

(12) Includes 354,500 shares issuable upon the exercise of options exercisable by such persons within 60 days of the Record Date.

(13) For the purpose of calculating the percentage of Common Stock beneficially owned by the persons listed in the table, including the directors and executive officers as a group, the total number of shares outstanding includes the 354,500 shares issuable upon the exercise of options which may be exercised by such persons within 60 days of the Record Date (the "Option Shares").


THE NOMINEES FOR DIRECTOR MUST BE ELECTED BY A MAJORITY OF THE
SHARES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
"FOR" THE PROPOSED NOMINEES.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively referred to as the "Insiders"), to file with the Securities and Exchange Commission and NASD initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Insiders are required by the Exchange Act to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during the fiscal year ended June 30, 1998, all Section 16(a) required filings applicable to the Corporation's Insiders were made, except the following: The non-employee directors (Ms. Powers and Williams, and Messrs. Barton, Bullock, Carlson, Gonthier and Haxo) receive annual option grants of 2,000 options each June 30. The grants are required to be reported to the SEC on Form 5 within 45 days after the end of the Corporation's fiscal year (by August
14). In 1997 and 1998, these forms were filed late by 7 to 29 days.
Also, Mr. Carlson's initial filing on Form 3, due following his election to the Board, was filed 6 days late.


EXECUTIVE COMPENSATION

  The following Cash Compensation Table sets forth cash compensation and certain other compensation paid or accrued by the Corporation or the Bank for services in all capacities rendered during fiscal years ended June 30, 1998, 1997 and 1996 to the Corporation's CEO and the three most highly compensated executive officers of the Corporation and the Bank, other than the CEO, whose cash compensation for the fiscal year ended June 30, 1998 determined in accordance with Item 402 of SEC Regulation S-K exceeded $100,000 (together, the "Named Executives").


Summary Compensation Table

                             Annual Compensation
                                    Awards
  (a)                 (b)          (c)          (d)           (e)
Name and                                                  Other Annual
Principal                                                 Compensation
Position              Year       Salary($)    Bonus($)        ($)

Francis J. Wiatr(1)   1998       $170,000     $85,000(2)       $ -
Chairman, President   1997        170,000      75,000(3)         -
and CEO if the        1996        168,462      65,000(4)         -
Corporation & the
Bank


B. Ian McMahon        1998       $103,846     $10,000(5)        $ -
Senior Vice President 1997         94,423       7,500(6)          -
& CFO of the Bank     1996         89,419      15,000(7)          -


Anthony J. Nania(1)   1998       $ 16,154     $   -             $ -
Past Chairman/CEO of  1997         69,538         -               -
the Corporation and   1996        150,000      20,000(9)          -
past Chairman of
the Bank


                                           Long Term
                                           Compensation
                                           ------------


                        (b)         (g)                    (i)
                                                         All Other
                                  Options/             Compensation
                        Year       SARs(#)                ($)(10)

Francis J. Wiatr (1)
                        1998      10,000 (8)              $ 6,518
                        1997         -                      6,103
                        1996      50,000                    4,676

B. Ian McMahon
                        1998       5,000 (8)              $ 3,669
                        1997         -                      3,693
                        1996       8,000                    2,882

Anthony J. Nania (1)
                        1998         -                    $62,985
                        1997         -                      4,261
                        1996      60,000                    4,573


(1) On August 5, 1997, Mr. Wiatr was appointed Chairman and CEO of the Corporation and Chairman of the Bank to replace Mr. Nania who retired as Chairman and CEO of the Corporation and Chairman of the Bank.

(2) Mr. Wiatr will receive a performance bonus of $85,000 for the 1998 fiscal year, the payment of which is deferred until October 31, 2002 and which is conditioned upon the stock performance of the Corporation.

(3) Mr. Wiatr will receive a performance bonus of $75,000 for the 1997 fiscal year, the payment of which is deferred until October 31, 2001 and which is conditioned upon the stock performance of the Corporation.

(4) Mr. Wiatr will receive a performance bonus of $65,000 for the 1996 fiscal year, the payment of which is deferred until October 31, 2000 and which is conditioned upon the stock performance of the Corporation.

(5) Mr. McMahon will receive a performance bonus of $10,000 for the 1998 fiscal year, the payment of which is deferred until October 31, 2002 and which is conditioned upon the stock performance of the Corporation.

(6) Mr. McMahon received a performance bonus totaling $7,500 for the 1997 fiscal year.

(7) Mr. McMahon received a performance bonus totaling $15,000 for the 1996 fiscal year.

(8) Represents stock option bonus granted on July 28, 1998 based on performance for the 1998 fiscal year.

(9) Mr. Nania received a performance bonus of $20,000 for the 1996 fiscal year.

(10) The amounts reported for All Other Compensation include the following: (i) Term life insurance premiums paid by the Corporation or the Bank in fiscal year 1998, 1997 and 1996 on behalf of each of the named executives: Mr. Wiatr, $1,775, $1,475 and $1,100, respectively; Mr. Nania, $0, $2,098 and $1,573, respectively; and Mr. McMahon, $495, $410 and $407, respectively; (ii) Contribution match paid by the Bank under the Bank's 401K Plan in fiscal year 1998, 1997 and 1996 on behalf of Mr. Wiatr of $4,743, $4,628 and $3,576 respectively; Mr. Nania of $485, $2,163 and $3,000 respectively; and Mr. McMahon, $3,174, $3,283 and 2,475 for 1998, 1997 and 1996, respectively; and (iii) Fees of $62,500 paid to Mr. Nania pursuant to a Consulting Agreement entered into with Mr. Nania upon his retirement from the Corporation and Bank.

    The following table provides detailed information concerning stock options exercised by the Named Executives during the fiscal year ended June 30, 1998. This table also provides information concerning the number and value of specified exercisable ("vested") and unexercisable ("unvested") stock options at June 30, 1998. Finally, this table reports the value of unexercised "in-the-money" stock options at June 30, 1998, which represents the positive spread between the exercise price of any such existing stock options and the fair market value of the Corporation's Common Stock on June 30, 1998 ($12.84375).


  Aggregated Option/SAR Exercises in Fiscal Year Ended June 30, 1998
               and June 30, 1998 Option/SAR Value Table


(a)                         (b)                            (c)


                      Shares Acquired                    Value(a)

   Name                 on Exercise(#)                  Realized($)

Francis J. Wiatr             -                              -

B. Ian McMahon               -                              -

Anthony J. Nania           50,701                       $378,696



(a)                       (d)                             (e)
                       Number of                Value of Unexercised
                      Unexercised                    In-the-Money
                     Options/SARs                     Options/SARs
                   at June 30, 1998                 at June 30, 1998

                       Exercisable/                   Exercisable/
Name                  Unexercisable                 Unexercisable(1)

Francis Wiatr        125,000 /   0                    $977,344 / $  -

B. Ian McMahon        20,000 /   0                    $157,625 / $  -

Anthony J. Nania      64,299 /   0                    $509,768 / $  -


(1) Based on the average of the bid and asked price of the Corporation's common stock as reported on The Nasdaq Stock Market on June 30, 1998.


Employment Agreements

  The Bank currently has an Employment Agreement with Mr. Wiatr. Mr. Wiatr's agreement provides for an annual base compensation of $170,000. Mr. Wiatr also agrees to serve as director of the Corporation and the Bank (for so long as he continues as an officer of the Corporation and Bank) for which he will receive no additional compensation. The Agreement also provides for certain customary benefits, including an automobile allowance and country club membership.

  Mr. Wiatr's agreement provides that if the Corporation or the Bank experiences a change in control, Mr. Wiatr will be entitled to receive a lump sum cash payment equal to three times the greater of his compensation for the last full fiscal year preceding the change in control or the average of such compensation for the last three full fiscal years. Such payments are not limited to amounts which would be fully deductible for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, and the Corporation (or its successors) will be additionally obligated to reimburse Mr. Wiatr for any excise tax he incurs on such payments pursuant to Section 280G and related I.R.C. provisions. If Mr. Wiatr is terminated before a change in control occurs, no severance would be due other than a continuation of benefits for three months and payment for unused vacation time.

  The agreement provides that for a period of two (2) years following Mr. Wiatr's employment with the Bank, he shall not engage in, render advice or assistance to or be employed on a compensation basis by any person, firm or entity which is in competition (as defined in the agreement) with the Bank. In addition, Mr. Wiatr agrees in the agreement not to use or reveal, at any time during or after the term of the agreement, any confidential information that he has received during the course of his employment at the Bank.

  The Bank has also entered into one-year change of control agreements with Mr. McMahon and three other executive officers of the Bank. The agreements provide that, in the event of a change in control of the Corporation or Bank, the executive will be entitled to a lump sum cash payment equal to the greater of his or her compensation for the last full fiscal year preceding the change in control or the average of such compensation for the last three full fiscal years. In no event shall such payments be made in an amount which would cause them to be deemed non-deductible "excess parachute payments" under Section 280G of the Internal Revenue Code, as amended.

  The Corporation and Bank entered into a Consulting Agreement with Mr. Nania upon his retirement from the Corporation and Bank. In return for consulting services and a covenant not to compete, Mr. Nania will be paid $75,000 for each of the two years of the Consulting Agreement.


EMPLOYEE BENEFIT PLANS

Pension Plan

  The Bank maintains a non-contributory defined benefit pension plan (the "Pension Plan") that is qualified under the Internal Revenue Code and complies with the requirements of the Employee Retirement Income Security Act of 1984 ("ERISA").

  Effective September 1, 1993 the Pension Plan was curtailed and the crediting of additional benefits to participants under the Pension Plan discontinued. Distributions of vested benefits will be made after the retirement of vested participants. If a participant terminates employment before attaining the normal retirement date as set forth in the Pension Plan, the Pension Plan's vesting provisions will govern whether such participant is entitled to any benefits pursuant to such Pension Plan.

  The Pension Plan covers full-time employees, as of September 1, 1993, who had attained the age of 21 years and had completed at least six months service with the Bank at September 1, 1993. The Pension Plan provides in general for monthly payments to or on behalf of each covered employee upon such employee's retirement at age 62 or 65, depending upon whether their employment began before April 1, 1976, or after that date. Annual payments are based upon the employee's basic annual compensation for the highest paid three years of employment through September 1, 1993 and such employee's covered months of service to a maximum of 60 percent.

  The Pension Plan provides for optional early retirement benefits provided a participant has attained age 58 and completed at least 25 years of service with the Bank or attained the age of 62 depending on whether their employment began before April 1, 1976 or after that date. The Pension Plan also provides death benefits comparable to the benefits offered in the case of early retirement. To fund the benefits provided by the Pension Plan, the Bank makes an annual contribution, if required, for the benefit of eligible employees computed on an actuarial basis. No contribution was required or made during the last fiscal year. Contributions to the Pension Plan fund are paid entirely by the Bank and expenses of administering the Pension Plan are paid from the fund.

  The Bank also maintains a supplemental pension plan to provide retirement benefits for Mr. Wiatr who is not covered under the Pension Plan.

  The following table illustrates annual pension benefits for retirement in fiscal 1997 at age 65 under the most advantageous Pension Plan provisions available for various levels of compensation and years of service. The Bank's Pension Plan does not provide for Social Security integration.


                                   Pension Plan Table

Average Final                      Years of Service(b)
 Earnings(a)    15 Years   20 Years    25 Years    30 Years   35 Years
-------------   --------   --------    --------    --------   --------

$ 25,000        $ 7,500    $10,000     $12,500     $15,000    $ 15,000
  50,000         15,000     20,000      25,000      30,000      30,000
  75,000         22,500     30,000      37,500      45,000      45,000
 100,000         30,000     40,000      50,000      60,000      60,000
 125,000         37,500     50,000      62,500      75,000      75,000
 150,000         45,000     60,000      75,000      90,000      90,000



(a)  Average of highest three years of annual compensation.

(b) Benefits are computed based on the participant's average of highest three years of annual compensation and the number of months of service, up to a maximum of 60%. The Pension Plan does not provide for Social Security integration.


  As of June 30, 1997, Mr. Nania's salary for pension benefit purposes was $146,957, he had one year of service accrued, and his estimated accrued annual pension benefit payable upon retirement assuming full vesting (which amount was frozen effective September 1, 1993) was $2,939. No amounts would be payable to Messrs. Wiatr or McMahon pursuant to the Pension Plan.


Savings and Protection Plan

  Effective April 1, 1994 the Bank amended its Profit-Sharing Plan to add a 401K provision. This part of the Plan allows for a defined contribution by employees with a match by the Bank of 50% on the first 6% of an employee's salary. If an employee elects to contribute greater than 6% of his or her salary, the Bank's match is capped at 50% of 6% of the employee's salary. The Bank's matching contribution for the 1998 fiscal year, covering the period from July 1, 1997 to June 30, 1998, was $74,875. All contributions under the 401K are vested when made, except to the extent adjustment may be necessary to comply with applicable allocation restrictions which apply to 401K plans generally.

  The Bank maintains a non-contributory profit-sharing feature to the Profit Sharing Plan which benefits all full-time employees and follows the same eligibility requirements contained in the Bank's Pension Plan. The amounts contributed to the Profit-Sharing Plan are determined annually by the Board of Directors of the Bank on a discretionary basis. No contributions were made to the profit-sharing feature of the Profit Sharing Plan in the fiscal year ended June 30, 1998.

  The Board of Directors of the Bank reviews the structure of the Profit-Sharing Plan annually, and makes whatever adjustments it deems appropriate. The Bank has no long-term agreement or commitment to maintain the Profit-Sharing Plan.


Supplemental Retirement

  The Bank has provided Mr. Wiatr with a Supplemental Retirement Agreement pursuant to which Mr. Wiatr may receive retirement benefits beginning at age 65 for 15 years. The amount of retirement benefits are dependant on his years of service to the Bank up to the maximum age of
65. If Mr. Wiatr's employment with the Bank were to end during fiscal year 1999, he would be entitled to an annual retirement benefit of $11,493 beginning at age 65. The Agreement represents an unsecured general obligation of the Bank, although the Bank has purchased a life insurance policy on Mr. Wiatr as a funding vehicle for the benefits obligation.


REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Board of Directors as a whole makes decisions on compensation for executive officers (with Mr. Wiatr and Ms. Pacocha not participating in decisions concerning their compensation). The Board is currently comprised of nine members. Because the business of the Corporation currently consists of the business of the Bank, no separate cash compensation is paid to the executive officers of the Corporation.
Except for Mr. Wiatr, who participated in discussions concerning Ms. Pacocha's compensation, no other members of the Board who participated in these decisions are employed by the Corporation or the Bank, neither do any of these members have an interlocking relationship with a compensation committee of another entity, nor do they participate in any of the Corporation's or Bank's executive compensation plans.

  In addition, the Salary and Benefits Committee, none of whose members are employees of the Corporation or the Bank, makes recommendations to the Board of Directors concerning the grant of stock options pursuant to the 1986 Plan to employees, including director and non-director executive employees. Based on these recommendations, the Board of Directors makes decisions regarding the grant of any such options (with Mr. Wiatr and Ms. Pacocha not participating in decisions concerning themselves). This Committee also makes recommendations to the Board of Directors on compensation for other officers and employees and on other benefit plans for employees of the Corporation and the Bank.

  The Board of Directors does not have formal compensation policies. The Board does, however, consider the Corporation's and the Bank's performance, the accomplishment of business objectives, and the individual's contribution to earnings and shareholder value in setting senior officer compensation levels. The Board also considers the compensation paid by peer group institutions with the goal of being competitive in the attraction and retention of qualified executives. The three principal components of executive officers' compensation are salary, performance cash bonuses, and stock options granted under the Corporation's 1986 Plan. The Board considers granting bonuses only when it determines that performance is meritorious and exceptional, and only after consideration of such factors as the Bank's performance for such year compared to prior years, and the time and effort exerted by management. These decisions are made on a judgmental basis, and not according to a specific formula. The Corporation's CEO, Mr. Wiatr, received a salary of $170,000 in fiscal year 1998, the same as in fiscal year 1997. This salary is required under Mr. Wiatr's employment contract. The Board chose to recognize meritorious performance by Messrs. Wiatr and McMahon in the fiscal year ended June 30, 1998 by awarding performance bonuses as reflected in the Summary Compensation Table. Mr. Wiatr's bonus of $85,000 represented a $10,000 increase over his bonus of $75,000 in 1997, based primarily on achievement of pre-established performance targets (individual and company) and comparison to local and national total compensation figures for comparable institutions.

Board of Directors of the Corporation and the Bank

  Willis H. Barton, Jr.    Betty F. Pacocha (not as to herself)
  Herbert E. Bullock       Suzanne L. Powers
  Joseph Carlson II        Francis J. Wiatr (not as to himself)
  Laurie G. Gonthier       Mary C. Williams
  John V. Haxo


PERFORMANCE GRAPH

  The following graph compares over the last five years the cumulative total shareholder return on the Corporation's
Common Stock, based on the market price of the Corporation's Common Stock, with the cumulative total return of companies on the S&P 500 Index and the reported total return of companies on the KBW New England Bank Index. Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The graph assumes a $100 investment on June 30, 1993.


PERFORMANCE GRAPH - Cumulative Shareholder return

                    June 93  June 94  June 95  June 96  June 97  June 98
                    -------  -------  -------  -------  -------  -------

S&P 500              100.00   101.41   127.77   160.91   216.64   281.82

NewMil Bancorp, Inc  100.00   128.57   180.71   200.11   349.43   396.19

KBW New England
Savings Bank Index   100.00   158.22   163.93   213.20   345.72   492.79



TRANSACTIONS WITH MANAGEMENT AND OTHERS

  During the fiscal year ended June 30, 1998, certain directors and officers of the Corporation and the Bank and associates of such directors and officers have been and currently are customers of the Bank and the Corporation and have had banking and other transactions with the Bank and the Corporation. All transactions, including loans, if any, made to such persons and their associates (a) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Bank,
(b) were made in the ordinary course of business, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

  During the fiscal year ended June 30, 1998 the Bank and the Bank's Pension Plan and Profit-Sharing Plan paid PaineWebber fees or commissions totaling $84,954, of which approximately $18,456 was earned by Director Laurie G. Gonthier a Vice President of Marketing for PaineWebber, in Middlebury, Connecticut. During the fiscal year ended June 30, 1998 the Bank paid legal fees totaling $2,415 to the law firm of Powers & Powers of which director Suzanne L. Powers is a partner. During the fiscal year ended June 30, 1998 the Bank paid legal fees totaling $1,500 to the law firm of Nania & Drury of which Anthony J. Nania, past Chairman and CEO of the Corporation and past Chairman of the Bank is a partner.



PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1999

  The Board of Directors of the Corporation has made arrangements with PricewaterhouseCoopers LLP, independent certified public accountants, to be its independent auditors for the fiscal year ending June 30, 1999 subject to ratification by the Corporation's shareholders. Neither the firm nor any of its partners has any direct or indirect financial interest in, or any connection (other than as independent auditors) with the Corporation or the Bank. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be provided with an opportunity to make a statement if he or she desires to do so and to respond to shareholders' questions.

THE INDEPENDENT AUDITORS MUST BE RATIFIED BY A MAJORITY OF THE
VOTES PRESENT IN PERSON OR BY PROXY  AT THE ANNUAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
"FOR" RATIFICATION.



SHAREHOLDER PROPOSALS

  Proposals of the Corporation's shareholders intended to be presented at the 1999 annual meeting of the Corporation must be received by the Corporation not later than May 17, 1999, to be included in the Corporation's proxy statement and form of proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


OTHER MATTERS

  At the time of preparation of this Proxy Statement, the Board of Directors of the Corporation knew of no other matters to be presented for action at the Meeting other than as set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. If any other matters properly come before the Meeting or any adjournment(s) thereof, the proxies will be voted in accordance with the determination of a majority of the Board of Directors.


By order of the Board of Directors,



BETTY F. PACOCHA
Secretary

September 14, 1998